Landry’s Restaurants, Inc. Announces Commencement of Exchange Offer

HOUSTON, September 24, 2007 /PRNewswire-FirstCall/ — Landry’s Restaurants, Inc. (the “Company”) (NYSE: LNY — News), announced today that in accordance with the terms of the previously announced settlement agreement entered into concerning the Company’s outstanding $400 million Senior Notes (“Senior Notes”), the Company has commenced an offering to exchange the Senior Notes for new senior notes (“Exchange Notes”) with an interest rate of 9.5% and an option at specified times for either the Company or the Exchange Note holders to redeem the Exchange Notes at 101% of par. The exchange offer will remain open until October 23, 2007, unless extended.

Any questions regarding procedures for tendering Senior Notes should be directed to the exchange agent at:

U.S. Bank National Association
Specialized Finance Department
West Side Flats
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Brandi Steward
Telephone: 651-495-4738
Facsimile: 651-495-8158

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward- looking statements are based largely on the Company’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond the Company’s control. A statement containing a projection of revenues, income, earnings per share, same store sales, capital expenditures, or future economic performance are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include the Company’s ability to refinance its debt, ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, negative same store sales, the Company’s inability or failure to continue its expansion strategy. The Company may not update or revise any forward-looking statements made in this press release.

CONTACT:	Tilman J. Fertitta Chairman and CEO	or	Rick H. Liem EVP and Chief Financial Officer

(713) 850-1010 (713) 850-1010 www.landrysrestaurants.com www.landrysrestaurants.com